AMENDMENT NO. 2 TO SERVICE AGREEMENT

         Pursuant to the Service Agreement (letter agreement), made and entered into as of the 2nd day of January, 2001 (the "Service Agreement"), by and between OppenheimerFunds, Inc. and Columbus Life Insurance Company, the parties hereby agree to an amended Schedule B as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Service Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2005.

                         COLUMBUS LIFE INSURANCE COMPANY

                                            By:
                                                --------------------------------
                                                Mark A.Wilkerson
                                                Senior Vice President

                             OPPENHEIMERFUNDS, INC.

                                            By:
                                                --------------------------------
                                            Name:
                                            Its:

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                                                               As of May 1, 2005


                                   SCHEDULE B

                           (Assets Upon Which Payments
                        to the Company will be Computed)


Separate Accounts                                        Products

Columbus Life Insurance Company             Pinnacle Variable Universal Life
Separate Account 1, September 10, 1998      [Contract Form No. CL750101]

                                            Survivorship Variable Universal Life
                                            [Contract Form No. CL790203]

                                            Pinnacle II Variable Universal Life
                                            [Contract Form No. CL840503]